3RD REQUEST
URGENT PROXY INFORMATION...
PLEASE CAST YOUR VOTE NOW!

URGENT REMINDER! THE SCHEDULED SPECIAL SHAREHOLDER MEETING FOR YOUR FUND IS IN DANGER OF BEING ADJOURNED DUE TO LACK OF VOTER PARTICIPATION!
Dear Shareholder:
Several weeks ago, we mailed you proxy information so that you could vote on an important proposal that affects your fund. This information described the merger proposal and asked for your vote on this important issue. It has been called to our attention that we have not yet received your ballot.
YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY
BE.
The shareholder meeting cannot be held until we receive a majority of the votes. If you haven't done so already, please cast your vote.
TO VOTE BY PHONE
Please call our proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-628-8538 weekdays from 9 a.m.- 11 p.m. EST, Saturday from 10:00 a.m. - 10:00 p.m. EST or Sunday from 10:00 a.m. - 6:00 p.m. EST.
TO VOTE BY FAX
Please fax the front and back of your SIGNED proxy card to our proxy tabulator at
1-888-451-8683.

TO VOTE BY MAIL
Please mail your SIGNED proxy card in the postage-paid envelope right away no matter how many shares of the fund you own.
Thanks and remember to vote your proxy today. If you have already voted, thank you for your participation in this important initiative for your fund.
Sincerely,
Edward C. Johnson 3d
President